Exhibit 99.2

GAP INC.

Historical Comparable Sales by Global Brand

Fiscal 2015 to Present

Final

Fiscal 2019	1Q19	2Q19	3Q19	4Q19	FY-19
Gap Global	-10%				
Banana Republic Global	-3%				
Old Navy Global	-1%				
Gap Inc.	-4%				

Fiscal 2018	1Q18	2Q18	3Q18	4Q18	FY-18
Gap Global	-4%	-5%	-7%	-5%	-5%
Banana Republic Global	3%	2%	2%	-1%	1%
Old Navy Global	3%	5%	4%	0%	3%
Gap Inc.	1%	2%	0%	-1%	0%

Fiscal 2017	1Q17	2Q17	3Q17	4Q17	FY-17
Gap Global	-4%	-1%	1%	0%	-1%
Banana Republic Global	-4%	-5%	-1%	1%	-2%
Old Navy Global	8%	5%	4%	9%	6%
Gap Inc.	2%	1%	3%	5%	3%

Fiscal 2016	1Q16	2Q16	3Q16	4Q16	FY-16
Gap Global	-3%	-3%	-8%	0%	-3%
Banana Republic Global	-11%	-9%	-8%	-3%	-7%
Old Navy Global	-6%	0%	3%	5%	1%
Gap Inc.	-5%	-2%	-3%	2%	-2%

Fiscal 2015	1Q15	2Q15	3Q15	4Q15	FY-15
Gap Global	-10%	-6%	-4%	-3%	-6%
Banana Republic Global	-8%	-4%	-12%	-14%	-10%
Old Navy Global	3%	3%	4%	-8%	0%
Gap Inc.	-4%	-2%	-2%	-7%	-4%

Comp sales include the results of Company-operated stores and sales through online channels in those countries where we have existing Comp store sales. The calculation of Gap Inc. Comp sales includes the results of Athleta and Intermix Company-operated stores but excludes the results of the franchise business. Between August 2013 and February 2015 the Comp sales calculations for Gap Inc. included Piperlime store sales but excluded Piperlime online. A store is included in the Comp sales calculations when it has been open and operated by Gap Inc. for at least one year and the selling square footage has not changed by 15 percent or more within the past year.